UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2011

Outdoor Channel Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17287	33-0074499
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

43445 Business Park Drive, Suite 103, Temecula, California		92590
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	951.699.6991

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, Outdoor Channel Holdings, Inc. (the "Company") entered into an amendment to Thomas D. Allen's employment agreement dated July 16, 2010. The amendment (the "Amendment") is effective as of December 13, 2011 and increases Mr. Allen's annual incentive target from not less than fifty percent (50%) of base salary to not less than sixty percent (60%) of base salary, beginning in 2012. The Amendment is attached to this filing as Exhibit 99.1, and is incorporated herein by reference.

Item 8.01 Other Events.

On December 13, 2011, the Board of Directors of the Company declared a special one-time cash distribution of $0.25 per share to stockholders. The distribution will be payable on December 30, 2011 to stockholders of record as of December 24, 2011.
The Registrant's press release dated December 14, 2011, announcing the special one-time cash distribution, is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outdoor Channel Holdings, Inc.

December 14, 2011	By:	Thomas E. Hornish

Name: Thomas E. Hornish
Title: Chief Operating Officer and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Amendment to Thomas D. Allen Employment Agreement
99.2	Outdoor Channel Holdings, Inc. News Release issued December 14, 2011